Exhibit 99.1

RxSight, Inc. Announces Preliminary Second Quarter 2025 Revenue and Revised 2025 Guidance

Aliso Viejo, Calif. (NASDAQ: RXST) – July 8, 2025 – RxSight, Inc., an ophthalmic medical device company dedicated to providing high-quality customized vision to patients following cataract surgery, today announced select preliminary financial results for the second quarter 2025 and revised full-year 2025 guidance. The Company will host a conference call on Tuesday, July 8, 2025, at 5:00 p.m. Eastern Time.

Preliminary Second Quarter 2025 Results

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Preliminary second quarter 2025 revenue is expected to be approximately $33.6 million, representing a decrease of 4% compared to the prior year period, and a decrease of 11% compared to the first quarter of 2025, driven by:
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The sale of 27,380 Light Adjustable Lenses (LAL®/LAL+®), representing a 1% decrease in procedure volume compared to the first quarter of 2025 and a 13% increase in procedure volume compared to the second quarter of 2024; and
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The sale of 40 Light Delivery Devices (LDD™s), representing a 45% decrease compared to the first quarter of 2025 and a 49% decrease compared to the second quarter of 2024.
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As of June 30, 2025, the company’s installed base stood at 1,084 LDDs, which represents a 34% expansion compared to the installed base of 810 LDDs at the end of the second quarter of 2024.

“Guided by insights from our second quarter underperformance and building on our long-term vision, we are evolving our commercial approach to re-direct more of our focus toward supporting customer success within new and existing practices,” said Dr. Ron Kurtz, Chief Executive Officer and President of RxSight. “By deepening our engagement with our clinical partners, we believe we will be better positioned to ensure they can fully realize the benefits of adjustability and achieve the superior outcomes for their patients that ultimately drive further LAL adoption.”

Revised 2025 Guidance

The company decreased its 2025 full-year revenue, increased its gross margin percentage and reduced its operating expense guidance as follows:

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Revenue in the range of $120.0 million to $130.0 million, revised downward from the previous guidance range of $160.0 million to $175.0 million, representing an implied decrease of 14% to 7% compared to 2024;
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Gross margin in the range of 72% to 74%, an increase from the previous guidance range of 71% to 73%, and representing an implied increase of 130 basis points to 330 basis points compared to 2024;
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Operating expense in the range of $145.0 to $155.0 million, representing an implied increase of 7% to 14% compared to 2024;
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Operating expenses include non-cash stock-based compensation expense in the range of $27.0 million to $30.0 million.

June 30, 2025 preliminary cash, cash equivalents and short-term investments are $227.5 million, a decrease of approximately $1.8 million as compared to $229.3 million as of March 31, 2025.

The foregoing financial and operational results are preliminary estimates and complete, unaudited financial results for the second quarter of 2025 are expected to be announced on Thursday, August 7, 2025.

Conference Calls

On Tuesday, July 8, 2025, at 5:00 p.m. Eastern Time, the company will host a conference call to discuss its preliminary second quarter 2025 revenue results and revised full year guidance. To participate in the conference call, please dial (800) 715-9871 or (646) 307-1963 and enter the conference code: 8278360.

Separately, the company plans to report unaudited financial results for the second quarter of 2025 after the market close on Thursday, August 7, 2025. Management will discuss these more comprehensive results during a conference call shortly following the announcement.

Both conference calls will also be broadcast live in listen-only mode via a link on the company’s investor relations website at https://investors.rxsight.com/. An archived recording of the calls will be available through the same link shortly after their completion.

About RxSight, Inc.

RxSight, Inc. is an ophthalmic medical device company dedicated to providing high-quality customized vision to patients following cataract surgery. The RxSight® Light Adjustable Lens system, comprised of the RxSight Light Adjustable Lens® (LAL®/LAL+®, collectively the “LAL”), RxSight Light Delivery Device (LDD™) and accessories, is the first and only commercially available intraocular lens (IOL) technology that can be adjusted after surgery, enabling doctors to customize and deliver high-quality vision to patients after cataract surgery. Additional information about RxSight can be found at www.rxsight.com.

Forward-Looking Statements

This press release contains forward-looking statements, including: statements concerning: the Company’s long-term vision and evolving commercial approach guided by insights from second quarter underperformance; plans to re-direct more focus toward supporting customer success within new and existing practices; expectations regarding deeper engagement with clinical partners; the Company’s belief that it will be better positioned to ensure clinical partners can fully realize the benefits of adjustability; and the potential to achieve superior patient outcomes that ultimately drive further LAL adoption; statements concerning the Company’s preliminary second quarter 2025 financial and operational results and the anticipated timing of announcing unaudited second quarter 2025 financial results; LDD and LAL sales growth trends; and the Company’s projected revenue, gross margin, operating expense and non-cash stock based compensation in 2025. Such statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, including those risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including in Part I, Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K for the year-ended December 31, 2024, filed with the SEC on February 25, 2025, and any subsequent filings with the SEC. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other same terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

The foregoing financial and operational results are preliminary estimates. RxSight is in the process of finalizing its financial statements for the second quarter of 2025, and its actual results remain subject to completion of those financial statements and their review by its independent registered public accounting firm. These preliminary estimates are based on information available to management as of the date of this press release and certain related assumptions, which could prove incorrect. RxSight’s actual, reported results of operations could differ based on completion of our quarter end closing procedures, final adjustments and developments that may arise prior to completion of its quarterly financial statements, and adjustments arising from the review by its independent registered public accounting firm. You should carefully review RxSight’s unaudited, consolidated financial statements for the second quarter of 2025 when they become available.

Company contact:

Shelley B. Thunen

Chief Financial Officer

sthunen@rxsight.com

Investor Relations Contact:

Oliver Moravcevic

VP, Investor Relations

omoravcevic@rxsight.com